                                                                 EXHIBIT n(1)(i)

                               AMENDED SCHEDULE A

                                     TO THE

                              AMENDED AND RESTATED
                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

                                       FOR

                                ING EQUITY TRUST
                         ING SMALLCAP OPPORTUNITIES FUND
                          ING GROWTH OPPORTUNITIES FUND
                               ING MAYFLOWER TRUST

                          EFFECTIVE AS OF MAY 24, 2002

                                                CLASS OF SHARES
                                     --------------------------------------
                                       A       B       C       I       Q
                                     -----   -----   -----   -----   ------
ING EQUITY TRUST
ING Biotechnology Fund                 X       X       X               X
ING MidCap Opportunities Fund          X       X       X       X       X
ING Principal Protection Fund          X       X       X               X
ING Principal Protection Fund II       X       X       X               X
ING Principal Protection Fund III      X       X       X               X
ING Principal Protection Fund IV       X       X       X               X
ING MidCap Value Fund                  X       X       X       X       X
ING SmallCap Value Fund                X       X       X       X       X

ING GROWTH OPPORTUNITIES FUND          X       X       X       X       X

ING MAYFLOWER TRUST
ING Growth + Value Fund                X       X       X               X
ING International Value Fund           X       X       X       X       X
ING Research Enhanced Index Fund       X       X       X       X       X

ING SMALLCAP OPPORTUNITIES FUND        X       X       X       X       X